GOOSEHEAD INSURANCE, INC. ANNOUNCES THIRD QUARTER 2019 RESULTS
- Revenues Grew 32% Over Prior-Year Period to $21.2 Million -
- Total Written Premiums Placed Increased 44% Over Prior-Year Period -
- Net Income Grew 231% Over Prior-Year Period to $2.8 Million -
- Adjusted EBITDA Rose 37% Over Prior-Year Period to $4.6 Million -
- Total Franchises Grew 49% Over Prior-Year Period -

WESTLAKE, TEXAS - November 1, 2019 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing, independent, technology-driven personal lines insurance agency, today announced results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•	Revenue grew organically 32% from the prior-year period to $21.2 million.

•	Total written premiums placed increased organically 44% from the prior-year period to $202.1 million, two-thirds of which occurred in the Franchise Channel.

•	Policies in force grew 45% to 448,000 as of September 30, 2019, compared to 310,000 as of September 30, 2018.

•	Net income attributable to Goosehead Insurance, Inc. of $1.0 million.

•	Adjusted EBITDA* rose 37% from the prior-year period to $4.6 million.

•	Corporate sales headcount of 232 was up 33% year-over-year.

•	Total franchises increased 49% compared to the prior-year period to 828; total operating franchises grew 38% compared to the prior-year period to 583.

•	EPS of $0.07 per basic share and $0.06 per diluted share, Adjusted EPS* of $0.08 per share.
* Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EPS are non-GAAP measures. Reconciliation of net income to Adjusted EBITDA and basic earnings per share to Adjusted EPS, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“Our dynamic momentum from the first half of 2019 continued into the third quarter, as we generated another quarter of strong results, positioning us very well for sustained and significant revenue growth and margin expansion over the long term,” stated Mark E. Jones, Chairman and Chief Executive Officer of Goosehead. “Organic revenue grew 32% year-over-year, while our total written premium placed increased by 44%. Based on our experience, written premium growth is the best bellwether of future revenue growth. Once again, our Franchise Channel, in large part due to investments from our Corporate Channel, was responsible for the majority of our written premium growth during the quarter. As a reminder, as growth is increasingly driven by our Franchise Channel, there is a short-term lag created between written premium and revenue growth, since Goosehead receives 20% of first term policy revenues but 50% of renewal revenue in the Franchise Channel. This primes us for significant future embedded revenue and earnings growth, as well as margin expansion, in the years ahead. In addition to our excellent top line performance, we significantly grew our net income, Adjusted EBITDA and Adjusted EBITDA Margin on a year-over-year basis. It was another outstanding performance from our entire Goosehead team.”

“Our ongoing investments are aimed at maximizing client retention, and we are proud to have kept our retention rate steady at 88% and our Net Promoter Score at 90,” continued Mr. Jones.

“Maximizing renewals is the longest economic lever in our business and we will continue to invest in our technology and talent to ensure our ability to execute at the highest levels. Our growth strategy remains very much intact and we are delivering on what we promised in terms of our growth and profitability, leaving us well positioned to create significant long-term value for our shareholders.”

Third Quarter 2019 Results
For the third quarter of 2019, revenues were $21.2 million, a 32% increase from $16.1 million in the prior-year period, primarily due to growth in the Corporate and Franchise Channels through new and renewal business. Total written premiums placed, which is a good indicator of future revenue growth, increased 44% in the third quarter of 2019 to $202 million from $140 million in the prior-year period.

Total operating expenses for the third quarter of 2019 were $17.5 million, up 31% from $13.4 million in the prior-year period. The increase in operating expenses was primarily due to higher employee compensation and benefit expenses related to continued investment in corporate agent and franchise sales headcount and an increase in the number of operating franchises, investments in technology, and overall higher general and administrative expenses.

Net income for the third quarter of 2019 was $2.8 million, an increase of 231% compared to $0.8 million in the prior-year period. Net income attributable to Goosehead Insurance, Inc. for the third quarter of 2019 was $1.0 million, or $0.07 per basic share and $0.06 per diluted share. Adjusted EPS for the third quarter of 2019, which excludes equity-based compensation, was $0.08 per share.

Total Adjusted EBITDA rose 37% from the prior-year period to $4.6 million for the third quarter of 2019. Total Adjusted EBITDA Margin was 22%, compared to 21% in the prior-year period, primarily due to growth in higher-margin renewal revenue in both the Corporate and Franchise Channels, partially offset by planned additional employee compensation and benefits from accelerated hiring, increased number of operating franchises, meaningful investments in technology, and higher general and administrative expenses.
Franchise Channel
Revenues generated through the Franchise Channel in the third quarter of 2019 were $9.8 million, a 47% increase from $6.7 million in the prior-year period. The revenue growth was primarily driven by higher royalty fees due to an increase in the number of operating franchises, greater royalty fees generated on renewal business versus new business, and an increase in initial franchise fees from a higher volume of franchises launched over the prior-year period.

The Company grew total franchises, which includes operating franchises and those franchises in implementation, 49% to 828 as of September 30, 2019 from 556 as of September 30, 2018. Operating franchises grew 38% to 583 as of September 30, 2019, from 424 as of September 30, 2018. These results are the effect of prior period investments made in the Company's recruiting team, which totaled 56 employees at the end of the quarter.

Adjusted EBITDA for the Franchise Channel in the third quarter of 2019 increased 56% to $2.9 million, from $1.8 million in the prior-year period, driven by an increase in higher-margin renewal revenue and an increase in new business revenue from a larger franchise agency base and increased corporate sales agent support of franchisees. Adjusted EBITDA margin for the Franchise Channel for the third quarter of 2019 was 29%, an increase from 28% in the prior-year period, driven by higher margin renewal policies and partially offset by further investments in franchise sales headcount and technology.

Corporate Channel
Revenues generated through the Corporate Channel in the third quarter of 2019 were $11.3 million, a 21% increase from $9.4 million in the prior-year period. The revenue growth was primarily driven by new business due to a 33% increase in Corporate sales agent headcount from 174 as of September 30, 2018 to 232 as of September 30, 2019, as well as higher renewal revenue related to the growth in the number of policies in the renewal term over the past year. In support of future growth in both the Corporate and Franchise Channels, the Company is continuing to invest significantly in corporate recruitment.

Adjusted EBITDA for the Corporate Channel segment in the third quarter of 2019 was $2.3 million, compared to $2.0 million in the prior-year period, primarily due to an increase in higher-margin renewal revenue and higher new business revenue aided by investments in hiring additional Corporate agents, partially offset by higher employee compensation and benefits as a result of additional hiring and an increased investment in support of our franchises, plus investments in technology.

Adjusted EBITDA Margin for the Corporate Channel for the third quarter of 2019 was 20%, compared to 21% in the prior-year period.

Nine Months 2019 Results
For the nine months ended September 30, 2019, revenues grew by 40% to $63.7 million from $45.4 million in the prior-year period, driven primarily by growth in Corporate and Franchise new and renewal business and an increase in contingent commissions received.

Net income for the nine months ended September 30, 2019 was $12.9 million, compared to net loss of $19.3 million in the prior-year period.  Net loss for the nine months ended September 30, 2018 included equity-based compensation costs of $26.0 million related to the one-time vesting of historical Class B LLC units as part of the Company’s IPO.

Total Adjusted EBITDA rose 51% for the nine months ended September 30, 2019 to $18.8 million, from $12.4 million in the prior-year period.  Total Adjusted EBITDA Margin for the nine months ended September 30, 2019 was 29%, compared to 27% in the prior-year period, primarily due to growth in higher-margin renewal revenue in both the Corporate and Franchise Channels and an increase in contingent commissions received, partially offset by additional employee compensation and benefits from increased hiring, an increase in the number of operating franchises, as well as significant investments in technology to benefit corporate and franchise employee productivity to facilitate future growth.

Liquidity and Capital Resources

As of September 30, 2019, the Company had cash and cash equivalents of $10.8 million, an unused line of credit of $2.6 million, and outstanding notes payable of $46.9 million on its balance sheet.

2019 Outlook
The Company is raising its full year 2019 outlook with respect to total written premiums and maintaining its outlook for revenue:

•
The Company expects total written premiums placed for 2019 between $715 million and $730 million, representing organic growth of 40% on the low end of the range to 43% on the high end of the range. The previous range was between $700 million and $725 million of total written premiums placed.

•	The Company expects total revenues for 2019 between $80 million and $85 million, representing organic growth of 33% on the low end of the range to 41% on the high end of the range.

The revenue outlook provided above assumes revenue is recognized under the accounting guidance provided by ASC 605. When the Company begins to report revenue under ASC 606 (ASU

2014-09) in its 2019 Annual Report on Form 10-K for the year ended December 31, 2019, it plans to provide a reconciliation to the current method of revenue recognition.

Conference Call Information
Goosehead will host a conference call and webcast today at 8:30 AM ET to discuss these results.
The dial-in number for the conference call is (877) 407-0789 (toll-free) or (201) 689-8562 (international). Please dial the number 10 minutes prior to the scheduled start time. In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 80 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of seven corporate sales offices and 828 operating and contracted franchise locations. For more information, please visit www.gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the caption “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Garrett Edson
ICR
Phone: (214) 838-5145
E-mail: IR@goosehead.com

Media Contact:
Ryan Langston
Goosehead Insurance
Phone: (469) 480-4630
E-mail: PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Commissions and agency fees	$11,739	$9,760	$38,672	$28,072
Franchise revenues	9,261	6,180	24,564	17,060
Interest income	169	114	452	299
Total revenues	21,169	16,054	63,688	45,431
Operating Expenses:
Employee compensation and benefits (including Class B unit compensation of $0 for the three and nine months ended September 30, 2019, and $0 and $26,134 for the three and nine months ended September 30, 2018)	11,412	8,956	30,981	49,646
General and administrative expenses	5,169	3,694	13,800	9,093
Bad debts	399	399	1,282	984
Depreciation and amortization	516	352	1,391	1,039
Total operating expenses	17,496	13,401	47,454	60,762
Income (loss) from operations	3,673	2,653	16,234	(15,331)
Other Income (Expense):
Other income (expense)	—	(22)	—	(22)
Interest expense	(609)	(1,631)	(1,861)	(3,598)
Income (loss) before taxes	3,064	1,000	14,373	(18,951)
Tax expense	301	164	1,475	318
Net income (loss)	2,763	836	12,898	(19,269)
Less: net income (loss) attributable to non-controlling interests	1,765	595	8,525	(10,278)
Net income (loss) attributable to Goosehead Insurance Inc.	$998	$241	$4,373	$(8,991)
Earnings (loss) per share:
Basic	$0.07	$0.02	$0.30	$(0.66)
Diluted	$0.06	$0.02	$0.27	$(0.66)
Weighted average shares of Class A common stock outstanding
Basic	15,140	13,533	14,746	13,533
Diluted	16,451	14,614	15,936	13,533

Dividends declared per share	$—	$—	$0.41	$—

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	September 30,	December 31,
	2019	2018
Assets
Current Assets
Cash and cash equivalents	$10,820	$18,635
Restricted cash	728	376
Commissions and agency fees receivable, net	2,181	2,016
Receivable from franchisees, net	1,474	703
Prepaid expenses	1,829	1,109
Other Assets	69	—
Total current assets	17,101	22,839
Receivable from franchisees, net of current portion	2,607	2,048
Property and equipment, net of accumulated depreciation	9,610	7,575
Intangible assets, net of accumulated amortization	442	248
Deferred income taxes, net	14,503	1,958
Other assets	158	130
Total assets	$44,421	$34,798
Liabilities and Members’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$4,355	$3,978
Premiums payable	728	376
Unearned revenue	330	530
Deferred rent	632	428
Note payable	3,500	2,500
Total current liabilities	9,545	7,812
Deferred rent, net of current portion	6,712	4,548
Note payable, net of current portion	43,355	45,947
Liabilities under tax receivable agreement, net of current portion	12,659	1,694
Total liabilities	72,271	60,001
Commitments and contingencies (see note 7)
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 15,173 shares issued and outstanding as of September 30, 2019, 13,800 shares issued and outstanding as of December 31, 2018	152	138
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 21,115 issued and outstanding as of September 30, 2019, 22,486 shares issued and outstanding as of December 31, 2018	210	224
Additional paid in capital	13,792	11,899
Accumulated deficit	(22,350)	(20,761)
Total stockholders' equity	(8,196)	(8,500)
Non-controlling interests	(19,654)	(16,703)
Total equity	(27,850)	(25,203)
Total liabilities and stockholders' equity	$44,421	$34,798

Goosehead Insurance, Inc.

Reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS to Net Income

This release includes Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.

These non-GAAP financial measures are defined by the Company as follows:

•
"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.

•
"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.

•
"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance.

While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.
The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin for the three and nine months ended September 30, 2019 and 2018 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$2,763	$836	$12,898	$(19,269)
Interest expense	609	1,631	1,861	3,598
Depreciation and amortization	516	352	1,391	1,039
Tax expense	301	164	1,475	318
Equity-based compensation	396	345	1,131	26,738
Other (income) expense	—	22	—	22
Adjusted EBITDA	$4,585	$3,350	$18,756	$12,446
Adjusted EBITDA Margin(1)	22%	21%	29%	27%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ( $4.6 million / $21.2 million ) and ( $3.4 million / $16.1 million ) for the three months ended September 30, 2019 and 2018 and ( $18.8 million / $63.7 million ) and ($12.4 million / $45.4 million ) for the nine months ended September 30, 2019 and 2018.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and nine months ended September 30, 2019 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

Three Months Ended September 30, 2019:
Earnings per share - basic (GAAP)	$0.07
Add: equity-based compensation(1)	0.01
Adjusted EPS (non-GAAP)	$0.08
(1) Calculated as equity-based compensation divided by sum of Class A and Class B shares [ $396 thousand / ( 0.0 million + 0.0 million )]

Nine Months Ended September 30, 2019:
Earnings per share - basic (GAAP)	$0.30
Add: equity-based compensation(1)	0.03
Adjusted EPS (non-GAAP)	$0.33
(1) Calculated as equity-based compensation divided by sum of Class A and Class B shares [ $1.1 million / ( 0.0 million + 0.0 million )]

Goosehead Insurance, Inc.
Key Performance Indicators

	September 30,	December 31,	September 30,
	2019	2018	2018
Corporate sales agents < 1 year tenured	122	90	102
Corporate sales agents > 1 year tenured	110	77	72
Operating franchises < 1 year tenured (TX)	20	36	36
Operating franchises > 1 year tenured (TX)	177	166	165
Operating franchises < 1 year tenured (Non-TX)	209	168	157
Operating franchises > 1 year tenured (Non-TX)	177	87	66
Policies in Force	448,000	334,000	310,000
Client Retention	88%	88%	88%
Premium Retention	92%	94%	94%
QTD Written Premium Placed (in thousands)	$202,082	$135,119	$140,296
Net Promoter Score ("NPS")	90	89	88